UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 9, 2007

DEVCON INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-07152	59-0671992
(Commission File Number)	(IRS Employer Identification No.)

595 SOUTH FEDERAL HIGHWAY, SUITE 500

BOCA RATON, FLORIDA 33432

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (561) 208-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On February 9, 2007, George M. Hare, the Chief Financial Officer of Devcon International Corp. (the “Company”), resigned from all positions held by him with the Company and its subsidiaries, including as Chief Financial Officer of the Company. On February 14, 2007, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. Hare outlining the terms of his separation from the Company as well as a consulting arrangement pursuant to which Mr. Hare would be available to the Company in a consulting capacity. Pursuant to the terms of the Separation Agreement, the Employment Letter issued as of November 28, 2005 to Mr. Hare by the Company terminated, effective as of February 9, 2007, and Mr. Hare resigned all of his positions as an officer of the Company and as an officer and director, as applicable, of each of the Company’s affiliates. Under the terms of the Separation Agreement, Mr. Hare will be paid salary earned and reasonable expenses reimbursable under the Employment Letter incurred through February 14, 2007, which amounts the Company estimates equal $8,332.90 and an aggregate amount equal to $100,000 payable in installments the timing of which shall be monthly over a six month period. In addition, the Company agreed to assume Mr. Hare’s obligations under that certain apartment lease, dated January 16, 2006, as extended, the lease payments under which are anticipated to equal no more than $2,000 per month with a remaining term of ten months.

The Separation Agreement includes a release by each of the Company and Mr. Hare of claims that either party may have against the other in respect of Mr. Hare’s employment or the termination of such employment, as well as covenants relating to non-competition or non-solicitation of employees by Mr. Hare, protection of the Company’s proprietary and confidential information, non-disparagement by Mr. Hare and other matters.

The Company expects to take a charge of $111,332.90 in connection with the Separation Agreement in the first quarter of 2007. The above description of the Separation Agreement is qualified in its entirety by the terms of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 1.02	Termination of a Material Definitive Agreement

On February 9, 2007, George M. Hare, the Chief Financial Officer of Devcon International Corp. (the “Company”), resigned from all positions held by him with the Company and its subsidiaries, including as Chief Financial Officer of the Company. On February 14, 2007, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. Hare outlining the terms of his separation from the Company as well as a consulting arrangement pursuant to which Mr. Hare would be available to the Company in a consulting capacity. Pursuant to the terms of the Separation Agreement, the Employment Letter issued as of November 28, 2005 to Mr. Hare by the Company terminated, effective as of February 9, 2007, and Mr. Hare resigned all of his positions as an officer of the Company and as an officer and director, as applicable, of each of the Company’s affiliates. Under the terms of the Separation Agreement, Mr. Hare will be paid salary earned and reasonable expenses reimbursable under the Employment Letter incurred through February 14, 2007, which amounts the Company estimates equal $8,332.90, and an aggregate amount equal to $100,000 payable in installments the timing of which shall be monthly over a six month period. In addition, the Company agreed to assume Mr. Hare’s obligations under that certain apartment lease, dated January 16, 2006, as extended, the lease payments under which are anticipated to equal no more than $2,000 per month with a remaining term of ten months.

2

The Separation Agreement includes a release by each of the Company and Mr. Hare of claims that either party may have against the other in respect of Mr. Hare’s employment or the termination of such employment, as well as covenants relating to non-competition or non-solicitation of employees by Mr. Hare, protection of the Company’s proprietary and confidential information, non-disparagement by Mr. Hare and other matters.

The Company expects to take a charge of $111,332.90 in connection with the Separation Agreement in the first quarter of 2007. The above description of the Separation Agreement is qualified in its entirety by the terms of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Items 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 9, 2007, George M. Hare resigned from all positions held by him with the Company and its subsidiaries, including as Chief Financial Officer of the Company

On February 13, 2007, the Board of Directors of the Company appointed Robert C. Farenhem, a principal of Royal Palm Capital Management, LLLP (“Royal Palm”) to the position of Chief Financial Officer of the Company. The Company entered into a Management Services Agreement with Royal Palm on August 12, 2005 pursuant to the terms of which Royal Palm would provide management services to the Company. Royal Palm Capital Management, LLLP is an affiliate of Coconut Palm Capital Investors I Ltd. (“Coconut Palm”) with whom the Company completed a transaction on June 30, 2004, whereby Coconut Palm invested $18 million in the Company for the purpose of the Company’s entrance into the electronic security services industry. Richard Rochon and Mario Ferrari, two of the Company’s directors, are principals of Coconut Palm and Royal Palm.

Mr. Farenhem has been a Principal and the Chief Financial Officer of Royal Palm Capital Partners, an affiliate of Royal Palm (“Royal Palm Capital”), since April 2003 and has been a director and officer of Coconut Palm Acquisition Corp., a blank check company, since April 29, 2005. Between April 18, 2005 and December 20, 2005, Mr. Farenhem was the Company’s Interim Chief Financial Officer. Prior to joining Royal Palm Capital, from February 2002 through April 2003, Mr. Farenhem was Executive Vice President of Strategic Planning and Corporate Development for Bancshares of Florida and Chief Financial Officer for Bank of Florida. Previously, from October 1998 through February 2002, Mr. Farenhem was an Investment Banker with Bank of America Securities.

Item 7 .01	Regulation FD Disclosure

The Company is attaching a copy of a press release, dated February 15, 2007, announcing Mr. Hare’s resignation and Mr. Farenhem’s appointment as the Company’s Chief Financial Officer as Exhibit 99.1 and such press release is incorporated herein by this reference.

Item 9.01	Exhibits

10.1	Separation Agreement, dated as of February 14, 2007.

99.1	Press Release dated February 15, 2007.

3

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Items 2.02 and 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated: February 15, 2007	By:	/s/ Richard Rochon
	Name:	Richard Rochon
	Title:	Acting Chief Executive Officer

5

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement, dated as of February 14, 2007

99.1	Press Release dated February 15, 2007

6